TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration statement No. 333-168509 on Form S-3 of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated January 16, 2013, entitled “Chesapeake energy Corporation Northern & Western Divisions estimated Future Reserves and Income Attributable to certain Leasehold and Royalty Interests SEC Parameters as of December 31, 2012”, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 1, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580

Houston, Texas

March 18, 2013

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
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